UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

REAL MEX RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 1, 2009, the Registrant issued a press release announcing the pricing of $130 million of senior secured notes (the “Notes”). The Notes mature on January 1, 2013, and were priced at 90% of the principal amount to yield 17.983%. The offering is expected to settle and close on July 7, 2009, subject to customary closing conditions. The Company intends to use the net proceeds from the issuance of the Notes to repay its existing senior secured notes, pay related fees and expenses of the transaction and to use the balance, if any, for general corporate purposes.

A copy of the press release is attached as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press release of Registrant, dated July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: July 1, 2009	By:	/s/ Steven Tanner

Steven Tanner
Chief Financial Officer

EXHBIIT INDEX

Exhibit Number	Description
99.1	Press release of Registrant, dated July 1, 2009.